Exhibit 99.1

Bankruptcy Court Approves Supplemental Order

Trico Anticipates Emerging From Bankruptcy on or about March 15

HOUSTON, March 2, 2005 - Trico Marine Services, Inc. (OTC Pink Sheets: TMARQ.PK) (the “Company” or “Trico”) announced today that the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) entered a supplemental order approving certain modifications to the credit agreement for the $75 million exit facility that Trico has negotiated with its existing U.S. senior secured lenders (the “Exit Facility”). Provided that there are no appeals from the Bankruptcy Court’s supplemental order during the mandatory ten-day waiting period, the Company anticipates closing the Exit Facility and emerging from Chapter 11 on or about March 15, 2005. The Company and two of its wholly-owned subsidiaries filed voluntary petitions for relief under Chapter 11 on December 21, 2004. On January 21, 2005, the Bankruptcy Court confirmed the Company’s prepackaged plan of reorganization (the “Plan”).

Under the terms of the Plan, the holders of the Company’s $250 million 8 7/8% senior notes due 2012 (the “Senior Notes”) on the date of the Company’s emergence from Chapter 11 (the “Effective Date”) will be entitled to receive, in exchange for their total claims (including principal and accrued and unpaid interest), 10,000,000 shares of common stock of the reorganized Company (the “New Common Stock”), representing 100% of the fully-diluted common stock of the reorganized Company before giving effect to (i) the exercise of warrants to be distributed to the Company’s existing holders of common stock pursuant to the Plan and (ii) a long-term incentive plan.

In addition, pursuant to the Plan, holders of the Company’s common stock (“Old Common Stock”) will be entitled to receive, on a pro rata basis, for each 74 shares of Old Common Stock, warrants that are exercisable for, in the aggregate, 10% of the New Common Stock of the reorganized Company (before giving effect to the long-term incentive plan). All of the shares of Old Common Stock will be cancelled and converted into the right to receive warrants described above.

Distributions of New Common Stock in exchange for the Senior Notes, and warrants in exchange for Old Common Stock shall commence as soon as reasonably practicable following the Effective Date. All securities to be issued pursuant to the Plan shall be deemed issued as of the Effective Date, regardless of the date on which the securities are actually distributed.

About Trico

Trico provides a broad range of marine support services to the oil and gas industry, primarily in the Gulf of Mexico, the North Sea, Latin America, and West Africa. The services provided by the Company’s diversified fleet of vessels include the marine transportation of drilling materials, supplies and crews, and support for the construction, installation, maintenance and removal of offshore facilities. Please visit the Company’s website at http://www.tricomarine.com for additional information.

THE MATTERS DISCUSSED HEREIN CONTAIN CERTAIN STATEMENTS THAT ARE “FORWARD- LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY. FORWARD-LOOKING STATEMENTS SPEAK AS OF THE DATE SPECIFICALLY RECITED HEREIN, AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS.

THE DISCUSSION OF THE MATTERS HEREIN SHOULD BE READ IN CONJUNCTION WITH THE ASSUMPTIONS, QUALIFICATIONS AND EXPLANATIONS SET FORTH HEREIN AND THE HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES AND SCHEDULES THERETO, INCORPORATED HEREIN BY REFERENCE TO THE COMPANY’S ANNUAL REPORT ON FORM 10-K/A FOR THE YEAR ENDED DECEMBER 31, 2003 AND THE QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2004.

WHILE THE COMPANY IS IN THE PROCESS OF RESTRUCTURING, INVESTMENTS IN ITS SECURITIES WILL BE HIGHLY SPECULATIVE. SHARES OF THE COMPANY’S COMMON STOCK WILL HAVE NO VALUE OTHER THAN THE VALUE OF THE COMPANY’S WARRANTS TO BE ISSUED PURSUANT TO THE PLAN OF REORGANIZATION.